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               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
               The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 1, 1998

                   DYNAMICWEB ENTERPRISES, INC.

     (Exact name of registrant as specified in its charter)

         New Jersey                0-10039            22-2267658
(State or other jurisdiction     (Commission       (IRS Employer
      of incorporation)          File Number)       Ident. No.)

271 Route 46 West, Building F,
Suite 209, Fairfield, New Jersey                          07004
     (Address of principal executive offices)           (Zip
Code)

Registrant's telephone number, including area code (973) 244-1000


                               N/A

 (Former name or former address, if changed since last report.)

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Item 2.  Acquisition or Disposition of Assets.

          On May 1, 1998, the Company purchased the outstanding stock of Design Crafting Inc, an information technology professional services company, in a stock-for-stock exchange.
The Company issued to Design Crafting, Inc.'s sole shareholder 92,500 shares of the Company's common stock, and may be obligated to issue up to 10,000 additional shares. The Company will audit the balance sheet of Design Crafting and will be obligated to issue one additional share for each $ 5.00 of cash on hand and accounts receivable of Design Crafting, Inc. collected within 120
of closing, less $5,000.   The price was determined through arm's
length negotiations, taking into account the current assets and the business prospects of Design Crafting, Inc. All of the shares issued in this acquisition are restricted within the meaning of Rule 144 under the Securities Act of 1933 (the Act), and will not be registered under the Act. In addition, those shares will be subject to a restriction on sale for a period of two years from the Closing Date pursuant to a lock up agreement.

Item 7.  Financial Statements and Exhibits.

     (a)  Financial Statements of Businesses Acquired.

          In accordance with the instructions under Item 7(a)(4), the financial statements of Design Crafting, Inc. will be filed within 60 days of the date hereof.

     (b)  Pro Forma Financial Information.

          In accordance with the instructions under Item 7(a)(4), pro forma financial information for the Company which reflects the transaction discussed in Item 2 will be filed within 60 days of the date hereof.

     (c)  Exhibits.

          The following exhibits will be filed at a later date as stated in Items 7(a) and 7(b) above:

          1.   Financial Statements of Design Crafting, Inc.

          1.   Pro Forma Financial Information.
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                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              DYNAMICWEB ENTERPRISES, INC.

Dated:  May 15, 1998

                              By /s/ Steven L. Vanechanos, Jr.
                                   Steven L. Vanechanos, Jr.
                                   Chief Executive Officer